UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

August 25, 2005

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-9204	74-1492779
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

12377 Merit Drive Suite 1700, LB 82 Dallas, Texas		75251
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (214) 368-2084

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

On August 25, 2005, EXCO Resources, Inc. (EXCO) announced that the Board of Directors of its parent company, EXCO Holdings Inc. (Holdings), approved for consideration by the Holdings stockholders the proposed terms of an equity buyout (Equity Buyout) pursuant to a purchase of all of the shares of capital stock of Holdings by EXCO Holdings II, Inc. (Holdings II), a newly-formed Delaware corporation that will be controlled by a group of investors led by Douglas H. Miller, the Chairman and Chief Executive Officer of EXCO.

Holdings II is contemplating funding the Equity Buyout by raising $350.0 million in bridge debt financing, holders of approximately $150.0 million to $200.0 million of Holdings common stock exchanging their shares for Holdings II common stock, and approximately $150.0 million to $200.0 million in new private equity financing.  Immediately following the completion of the Equity Buyout, Holdings II anticipates that Holdings will merge with and into Holdings II resulting in EXCO becoming a wholly-owned subsidiary of Holdings II.

If the Equity Buyout is consummated, Holdings II plans to pursue an underwritten initial public offering (IPO) of the common stock of EXCO in order to raise funds to repay the $350.0 million bridge debt and provide additional working capital.  Holdings II would be merged into EXCO immediately prior to the IPO.  It is anticipated that the IPO would be completed in the first quarter of 2006.  The aggregate IPO offering size is currently expected to be approximately $475 - $525 million but would ultimately be determined by EXCO and the underwriters based on market conditions and other relevant factors.  The plan to pursue the IPO would be subject to the Equity Buyout being consummated, SEC clearance, the receipt of any other necessary approvals and market conditions. There can be no assurance as to whether or when any such offering would be completed or as to the size or terms of any such offering.

Holdings II has not entered into any agreement or understandings regarding the Equity Buyout, the financings required to fund the cash portion of the purchase price for the Equity Buyout, the mergers contemplated in connection with the Equity Buyout or the IPO.

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which the offer, solicitation or sale of securities would be unlawful. Any offers, solicitations of offers to buy, or any sales of securities will only be made in accordance with the registration requirements of the Securities Act of 1933 or an exemption therefrom.  This announcement is being issued pursuant to and in accordance with Rule 135 under the Securities Act of 1933.

In accordance with General Instruction B.2. of Form 8-K, the information contained herein shall not be incorporated by reference into any of our filings, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Forward Looking Statements

In this release, our use of the words “may,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or other comparable terminology is intended to identify forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied in any forward-looking statements. More detailed information about factors that may affect our performance may be found in filings made by EXCO with the Securities and Exchange Commission, which can be obtained at its Web site at www.sec.gov. Except for any obligation to disclose material information under Federal securities laws, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCO RESOURCES, INC.

Dated: August 29, 2005	By:	/s/ J. DOUGLAS RAMSEY
	Name:	J. Douglas Ramsey, Ph.D.
	Title:	Vice President and Chief Financial Officer